                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               inTEST Corporation
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________
                              inTEST CORPORATION
                                2 Pin Oak Lane
                         Cherry Hill, New Jersey 08003




                          -------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 21, 1998
                          -------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of inTEST Corporation (the "Company") will be held at the Radisson Hotel Mount Laurel, Route 73, Mount Laurel, New Jersey, on Thursday, May 21, 1998, at 10:00 A.M. Eastern Daylight Time, to consider and vote on the following matters described in the accompanying Proxy Statement:


   1. Election of the members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.


   2. Ratification of the appointment by the Board of Directors of KPMG Peat Marwick LLP as the independent public accountants for the Company for the year ending December 31, 1998.


   3. Such other business as may properly be brought before the Meeting or any adjournment thereof.


     The Board of Directors has fixed April 3, 1998, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.





                                         By Order of the Board of Directors,

                                         /s/ Hugh T. Regan, Sr.
                                         -----------------------
                                         Hugh T. Regan, Sr.
                                         Secretary



Cherry Hill, New Jersey
April 23, 1998
--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT


Whether or not you plan to attend the Meeting, please complete, date, sign and mail your proxy card promptly in order that the necessary quorum may be represented at the Meeting. The enclosed envelope requires no postage if mailed in the United States.
--------------------------------------------------------------------------------
                              inTEST CORPORATION
                                2 Pin Oak Lane
                         Cherry Hill, New Jersey 08003
                             ---------------------
                                PROXY STATEMENT
                             ---------------------
                        ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 21, 1998

     This Proxy Statement and the enclosed form of proxy card are intended to be sent or given to stockholders of inTEST Corporation (the "Company") on or about April 23, 1998, in connection with the solicitation of proxies by the management of the Company ("Management") on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting"), which will be held on Thursday, May 21, 1998, at 10:00 A.M. Eastern Daylight Time, at the Radisson Hotel Mount Laurel, Route 73, Mount Laurel, New Jersey.

     If the enclosed proxy card is properly signed and returned, the shares represented by the proxy card will be voted and, if the stockholder indicates a voting choice in the proxy card, the shares will be voted in accordance with the choice. If the proxy card is signed but no specification is made, the shares represented by the proxy card will be voted "FOR" the election of the nominees for director listed in this Proxy Statement and "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as the independent public accountants for the Company for the year ending December 31, 1998. Management knows of no business that will be presented at the Meeting other than that which is set forth in this Proxy Statement. If any other matter properly comes before the Meeting, the persons named in the accompanying proxy card intend to vote on such matters in accordance with their best judgment, subject to contrary stockholder instructions on any specific proxy card.

     Any stockholder granting a proxy by the execution and delivery of the enclosed proxy card may revoke it at any time prior to its being voted by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy card bearing a later date. Attendance at the Meeting will not have the effect of revoking a proxy unless the stockholder attending the Meeting shall notify the Secretary of the Company, in writing, of the revocation of the proxy at any time prior to the voting of the proxy.


                       RECORD DATE AND VOTING SECURITIES

     The Board of Directors has fixed the close of business on April 3, 1998 as the record date (the "Record Date") for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Meeting. At that date, there were 5,911,034 shares of the Company's common stock, $0.01 par value (the "Common Stock"). The stockholders of record on the Record Date will be entitled to one vote per share of Common Stock on each matter submitted to the stockholders at the Meeting. No other voting securities of the Company are outstanding. The presence at the Meeting, in person or by proxy, of the holders of a majority of the Common Stock entitled to vote shall constitute a quorum for the transaction of business at the Meeting. Assuming a quorum is present,
(i) a plurality of the votes cast at the Meeting will be required for the election of directors, and (ii) the affirmative vote of the holders of a majority in voting power of the shares of stock which are present or represented at the Meeting and entitled to vote will be required for the ratification of the appointment of KPMG Peat Marwick LLP as the independent public accountants for the year ending December 31, 1998, as well as for approval of such other matters as may properly come before the Meeting or any adjournment of the Meeting.

     If a broker that is a record holder of Common Stock does not return a signed proxy, the shares of Common Stock represented by such proxy will not be considered present at the Meeting and, therefore, will not be counted towards a quorum. If a broker that is a record holder of Common Stock does return a signed proxy, but is not authorized by the beneficial owner to vote on one or more matters and does not have discretionary voting power with respect to such matter or matters (each such matter, a "broker non-vote"), the shares of Common Stock represented by such proxy will be considered present at the Meeting for purposes of determining the presence of a quorum but will not be voted for such matter or matters or considered present for purposes of determining the outcome of the vote on such matter or matters. Abstentions will have no effect on the outcome of the election of directors and, with respect to the ratification of the Company's independent public accountants, abstentions will have the same effect as a "no" vote.

                 VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS


     The following table sets forth, as of April 3, 1998, the number and percentage of shares of the Company's Common Stock (the Company's only outstanding class of capital stock) which, according to information supplied to the Company or filed with the Securities and Exchange Commission, are beneficially owned by: (i) each person who beneficially owns more than 5% of the Common Stock; (ii) each director and nominee for directorship of the Company individually; (iii) each of the Named Executive Officers (as that phrase is defined in the section of this Proxy Statement entitled "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them.




                                                                                  Shares of
                                                                                Common Stock
                                                                             Beneficially Owned      Percent of
                                                                                    as of              Class
Name of Beneficial Owner                                                        April 3, 1998       (Approx.)(1)
------------------------                                                    --------------------   -------------
Brinson Partners, Inc. (2) ..............................................           490,500         8.2%
FMR Corp. (3) ...........................................................           397,500         6.7%
Alyn R. Holt (4)(5) .....................................................         1,726,683        29.2%
Richard O. Endres (4)(6) ................................................           370,295         6.3%
Daniel J. Graham (4)(7) .................................................           354,960         6.0%
Robert E. Matthiessen (8) ...............................................           129,237         2.2%
Stuart F. Daniels, Ph.D. ................................................            11,282           *
All directors and executive officers as a group (7 individuals) .........         2,698,436        45.7%

------------
* Denotes less than one percent of class.


(1) The percent of class for any person or group who, as of April 3, 1998, beneficially owned any shares pursuant to options, warrants or other rights to purchase shares of the Company's Common Stock ("Rights") which are exercisable within 60 days of April 3, 1998, is calculated assuming all such Rights have been exercised in full and adding the number of shares subject to such Rights to the total number of shares issued and outstanding on April 3, 1998.


(2) Brinson Partners, Inc. ("BPI") is an investment adviser registered under
    Section 203 of the Investment Advisers Act of 1940. Beneficial ownership of the 490,500 shares (the "Brinson Shares") is also attributed to Brinson Holdings, Inc. ("BHI"), SBC Holding (USA), Inc. ("SBCUSA") and Swiss Bank Corporation ("SBC"), each a parent holding company under Rule 13d-1(b)(ii)(G). BPI, BHI, SBCUSA and SBC each has shared voting and investment power of the Brinson Shares. BPI and BHI's principal business office is located at 209 South LaSalle, Chicago, IL 60604-1295; SBCUSA's principal business office is located at 222 Broadway, New York, NY 10038; and SBC's principal business office is located at Aeschenplatz 6 CH-4002, Basel, Switzerland.


(3) Fidelity Management & Research Company ("FMRC"), a wholly-owned subsidiary of FMR Corp. ("FMR") is the beneficial owner of 397,500 shares (the "Fidelity Shares") of the Common Stock as a result of acting as investment adviser to various investment companies under Section 8 of the Investment Company Act of 1940, including Fidelity Low-Priced Stock Fund ("FLPSF"), owner of the Fidelity Shares. The address or principal business office of each of FMRC, FMR and FLPSF is 82 Devonshire Street, Boston, MA 02109. Edward C. Johnson 3d, Chairman of FMR ("ECJohnson"), and Abigail P. Johnson, Director of FMR, and other members of the Edward C. Johnson 3d family and trusts for their benefit, through their ownership of voting common stock of FMR and the execution of a shareholders' voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. ECJohnson, FMR and FLPSF each has sole power to dispose of the Fidelity Shares. Neither FMR nor ECJohnson has the sole power to vote or direct the voting of the shares owned by FLPSF, which power resides with, and is directed by, FLPSF's Board of Trustees.

(4) The address of the stockholder is: c/o the Company, 2 Pin Oak Lane, Cherry Hill, New Jersey 08003.

(5) Includes 150,427 shares owned by Mr. Holt's spouse. Mr. Holt disclaims beneficial ownership of the shares owned by his spouse.

(6) Includes 210,598 shares held in a trust for which Mr. Endres is sole trustee; and 500 shares held by a corporation of which Mr. Endres is a shareholder and over which Mr. Endres shares investment control.

(7) Includes 15,000 shares owned by Mr. Graham's wife and 1,500 shares owned by Mr. Graham's child. Mr. Graham disclaims beneficial ownership of the shares owned by his spouse and child.

(8) Includes 64,618 shares of Common Stock owned by Mr. Matthiessen's wife. Mr. Matthiessen disclaims beneficial ownership of the shares owned by his spouse.


                             ELECTION OF DIRECTORS

     The By-laws of the Company provide that the Company's Board of Directors shall consist of not less than five (5) directors, as determined by the Company's Board of Directors, and that each director shall hold office until the next Annual Meeting of Stockholders and until a successor shall be duly elected and qualified. The present number of directors constituting the entire Board is five.

     At the Meeting, five directors are to be elected to serve until the 1999 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Listed below are the five nominees for director. The persons designated as proxies in the accompanying proxy card intend to vote "FOR" each such nominee, unless a contrary instruction is stated on the proxy card. If for any reason any such nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of a substitute designated by Management, unless a contrary instruction is given on the proxy card. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed their intention to serve the entire term for which election is sought.

     The names of the persons presently serving as directors of the Company, each of whom has been nominated for reelection, are listed below, together with their ages and certain other information as of April 3, 1998:


Name                                   Age     Director Since    Position
----                                   ---     --------------    --------
Alyn R. Holt ......................    60        09/17/81        Chairman and Chief Executive Officer
Robert E. Matthiessen .............    53        02/01/97        President, Chief Operating Officer and Director
Daniel J. Graham ..................    52        06/01/88        Senior Vice President and Director
Richard O. Endres .................    72        04/01/82        Director
Stuart F. Daniels, Ph.D. ..........    57        04/01/97        Director

Certain Biographical and Other Information Regarding the Company's Directors

     Alyn R. Holt is a co-founder of the Company and has served as Chairman and Chief Executive Officer since the Company's inception in September 1981. Mr. Holt has over 35 years experience in the ATE industry, including various positions in general management, marketing management and engineering. From 1973 to 1980, Mr. Holt was Manager of the Measurement Systems Division of Siemens Corporation. From 1966 to 1973, he served in various capacities including Vice President of Marketing for Computest Corporation, a manufacturer of ATE for the computer industry. Mr. Holt is a co-inventor on several of the Company's patents. Mr. Holt holds an M.B.A. from California State University and a B.S. in Electrical Engineering from South Dakota State University.

     Robert E. Matthiessen was elected President, Chief Operating Officer and a Director of the Company in February 1997. Prior to that, Mr. Matthiessen served as Executive Vice President since joining the Company in October 1984. He has over 25 years experience in the ATE industry, including various positions in general management, marketing management and engineering management. In 1982, Mr. Matthiessen co-founded a company engaged in the production of video products for training, advertising and sales, and served as its President from inception to 1984. From 1973 to 1981, he served in various engineering and marketing management positions with the Measurement Systems Division of Siemens Corporation. Mr. Matthiessen is a co-inventor on several of the Company's patents. He studied Electrical Engineering at Drexel University and Business Administration at Rutgers University.

     Daniel J. Graham is a co-founder of the Company and has served as Senior Vice President and a Director of the Company since June 1988. Prior to that, Mr. Graham served as Vice President of the Company since the Company's inception. Mr. Graham has expertise in integrated circuit test technology and operated his own software consulting firm from 1978 to 1992. He has over 25 years industrial experience involving the development of software and hardware systems for ATE. Mr. Graham is a past Chairman of the Test Technology Technical Committee of the Institute of Electrical and Electronic Engineers, Inc. (the "IEEE") Computer Society. He currently serves as General Chair of the International Test Conference which is sponsored by the IEEE. He holds an M.S. in Computer and Information Science Engineering from the University of Pennsylvania and a B.S. with honors in Electrical Engineering from the Queen's University of Belfast, Northern Ireland.

     Richard O. Endres has served as a Director of the Company since April 1982. Since 1976, he has served as President of VRA, Inc., which provides business planning and financial services for technology based companies. Mr. Endres founded Computest Corporation in 1962 and served as its President from 1962 to 1973. Computest was sold to Siemens Corporation in 1973, at which time Mr. Endres became Group Vice President for Siemens until 1976. From 1948 to 1953, Mr. Endres was engaged in early transistor circuit development and computer memory research at RCA's David Sarnoff Research Center. Mr. Endres holds a B.S. in Electrical Engineering from Purdue University.

     Stuart F. Daniels, Ph.D. is a co-founder of the Company and served as Vice President and a Director in 1982 and was reappointed as a Director in April 1997. In 1996, Dr. Daniels founded The Daniels Group, which is engaged in technology transfer and license consulting. From 1980 to 1995, Dr. Daniels held several management positions with Siemens Corporation. Dr. Daniels also co-founded Digital General Corp., an ATE company, in 1969. Dr. Daniels holds a Ph.D. in Electrical Engineering from Case Western Reserve University, an M.S. in Electrical Engineering from Case Institute of Technology and a B.S. in Electrical Engineering from the University of New Hampshire. He is also an adjunct of the Computer Information Science Department at the New Jersey Institute of Technology. Dr. Daniels holds two patents in ATE technology.


Committees of the Board of Directors

     The Board of Directors has three standing Committees: an Executive Committee, an Audit Committee and a Compensation Committee. During the year ended December 31, 1997, the Board of Directors held a total of two meetings.

     The Executive Committee is responsible for those duties delegated to it by the Board of Directors. The current members of the Executive Committee are Alyn
R. Holt, Robert E. Matthiessen and Daniel J. Graham. The Executive Committee did not meet during the year ended December 31, 1997.

     The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors. The current members of the Audit Committee are Stuart F. Daniels, Ph.D. and Richard O. Endres. The Audit Committee did not meet during the year ended December 31, 1997.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of the Company and administers the Company's stock option and bonus plan. The current members of the Compensation Committee are Stuart F. Daniels, Ph.D., Richard O. Endres and Robert E. Matthiessen. The Compensation Committee held two meetings during the year ended December 31, 1997.

     Each of the directors attended at least 75% of the aggregate number of meetings of the Board and meetings of any committee of which he is a member which were held during the time in which he was a director or a committee member, as applicable.


Director Compensation

     Non-employee directors are paid a quarterly retainer of $2,500, a fee of $2,000 per board meeting and a fee of $1,000 per committee meeting that falls on a day other than a board meeting. In addition, non-employee directors are reimbursed travel expenses and other costs associated with attending board or committee meetings. The Company does not pay additional cash compensation to officers of the Company for their service as directors of the Company. However, officers who serve as directors of the Company's foreign subsidiaries receive compensation as approved each year by such subsidiary's Board of Directors.


Family Relationships

     Hugh T. Regan, Jr., the Chief Financial Officer, is the son of Hugh T. Regan Sr., Secretary of the Company; there are no other family relationships between any of the directors or executive officers of the Company.


Recommendation

     The Board of Directors recommends a vote "FOR" the reelection of each of the nominees to the Board of Directors named above.


                       EXECUTIVE OFFICERS OF THE COMPANY




Name                                Age    Position
----                                ---    --------
Alyn R. Holt ...................    60     Chairman and Chief Executive Officer
Robert E. Matthiessen ..........    53     President, Chief Operating Officer and Director
Daniel J. Graham ...............    52     Senior Vice President and Director
Hugh T. Regan, Jr. .............    38     Treasurer and Chief Financial Officer
Hugh T. Regan, Sr. .............    63     Secretary

Certain Biographical and Other Information Regarding the Executive Officers of the Company

     Executive officers are appointed by the Board of Directors of the Company. Each executive officer is appointed to serve until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified.

     Alyn R. Holt. See "Election of Directors."

     Robert E. Matthiessen. See "Election of Directors."

     Daniel J. Graham. See "Election of Directors."

     Hugh T. Regan, Jr. has served as the Company's Treasurer and Chief Financial Officer since joining the Company in April 1996. From 1989 to 1995, Mr. Regan was the Vice President of Finance for Value Property Trust, a publicly traded real estate investment trust (the "Trust"). From 1995 until he joined the Company, Mr. Regan was the Chief Financial Officer of the Trust. Mr. Regan holds a B.S. in Accounting and Finance from Rider University and is a Certified Public Accountant.

     Hugh T. Regan, Sr. has served as the Company's Secretary since 1982. Mr. Regan was Chief Financial Officer of the Company from 1982 to 1996. He has served as President of his accounting firm, Regan Accounting Services, since 1986. He has over 35 years of financial and general management experience in the computer, ATE and other industries. From 1979 to 1983, he was Executive Vice President and Chief Financial Officer of Emery Corporation, a home furnishings manufacturing company. From 1973 to 1979, he was Vice President of Finance and Chief Financial Officer of Clarke Corporation, a publicly traded building products manufacturing company. From 1966 to 1973, he was Controller for Computest Corporation, an early leader in ATE. Mr. Regan holds a B.S. in Business Administration and Accounting from LaSalle University.

                            EXECUTIVE COMPENSATION


     The following table sets forth certain information with respect to the compensation paid by the Company for services rendered during the years ended December 31, 1997, 1996 and 1995, to its Chairman and Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1997 (each, a "Named Executive Officer"):


                          Summary Compensation Table



                                                      Annual Compensation
                                           ------------------------------------------
                                                                       Other annual         All other
Name and Principal Position        Year       Salary       Bonus       compensation        Compensation
---------------------------        ----       ------       -----       ------------        ------------
Alyn R. Holt ..................   1997      $198,010      $    --       $  53,675(1)       $  137,117(2)
 Chairman and Chief               1996       155,545       55,234          47,693(1)          145,851(2)
 Executive Officer                1995       121,300       44,631          19,876(1)           86,557(2)

Robert E. Matthiessen .........   1997      $135,914      $    --       $   8,577(3)       $    6,240(4)
 President, Chief Operating       1996        97,020        6,750          13,578(3)            5,720(4)
 Officer and Director             1995        92,620           --          14,095(3)              756(4)

Daniel J. Graham ..............   1997      $112,040           --       $  19,088(5)       $   32,077(6)
 Senior Vice President and        1996       105,200           --          18,943(5)           35,539(6)
 Director                         1995       100,000           --          19,376(5)           45,795(6)

------------
(1) Includes $30,896 and $39,500 for the annual lease value of automobiles for Alyn R. and Connie E. Holt in 1997 and 1996, respectively, and $11,250 for Mr. Holt in 1995; $4,931, $6,793 and $7,426 for group health insurance in 1997, 1996 and 1995, respectively; $9,728 for Company paid personal travel in 1997; and $6,720 for use of Company staff time for personal matters in 1997.


(2) Includes $4,847, $3,046 and $2,724 for premiums paid on life insurance for Mr. Holt in 1997, 1996 and 1995, respectively; $4,750 and $4,486 for matching contribution to Mr. Holt's 401(k) Plan account in 1997 and 1996, respectively; and $127,520, $138,319 and $83,833 for serving as a director of inTEST LTD and inTEST KK in 1997, 1996 and 1995, respectively.


(3) Includes $3,646, $8,750 and $8,750 for the annual lease value of an automobile for Mr. Matthiessen in 1997, 1996 and 1995, respectively; and $4,931, $4,828 and $5,345 for group health insurance in 1997, 1996 and 1995, respectively.


(4) Includes $1,490, $1,184 and $756 for premiums paid on life insurance for Mr. Matthiessen in 1997, 1996 and 1995, respectively; and $4,750 and $4,536 for matching contribution to Mr. Matthiessen's 401(k) Plan account in 1997 and 1996, respectively.


(5) Includes $10,750, $10,750 and $10,750 for the annual lease value of an automobile for Mr. Graham in 1997, 1996 and 1995, respectively; and $6,938, $6,793 and $7,426 for group health insurance in 1997, 1996 and 1995, respectively.


(6) Includes $2,382, $2,107 and $1,436 for premiums paid on life insurance for Mr. Graham in 1997, 1996 and 1995, respectively; $4,750 and $4,750 for matching contribution to Mr. Graham's 401(k) Plan account in 1997 and 1996, respectively; and $24,945, $28,682 and $44,359 for serving as a director of inTEST LTD in 1997 and inTEST LTD and inTEST KK in 1996 and 1995, respectively.


Stock Options


     No stock options were granted to, or exercised by, any of the Named Executive Officers of the Company during the year ended December 31, 1997.

Stock Performance Graph

     The following graph shows a comparison of cumulative total returns during the period commencing on June 17, 1997, the date of the Company's initial public offering, and ending on December 31, 1997, for the Company, the NASDAQ Market Composite Index and a composite index (the "Peer Group Index") of public companies engaged in back-end ATE manufacturing. The companies included in the Peer Group Index consist of Aehr Test Systems, Aetrium, Inc., Aseco Corporation, Cerprobe Corporation, Cohu, Inc., Credence Systems Corp., Electroglas, Inc., Integrated Measurement Systems, LTX Corporation, Micro Component Technologies, Inc. and Teradyne, Inc. The comparison assumes $100 was invested on June 17, 1997, in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of all dividends, if any. Although the Common Stock was offered at $7.50 per share in the initial public offering, the performance graph must begin with the closing price of the Common Stock on the date of the initial public offering, which was $7.625.


                       [STOCK PERFORMANCE GRAPH OMITTED]


                                            6/17/97      12/31/97
                                           ---------   -----------
inTEST CORPORATION .....................      $100     $  93.33
NASDAQ Market Composite Index ..........      $100     $ 113.03
Peer Group Index .......................      $100     $  80.77

     The historical stock price performance of the Company's Common Stock shown above is not necessarily indicative of future performance.


Compensation Committee Report on Executive Compensation


     The Compensation Committee of the Board of Directors (the "Committee") approves the compensation for all executive officers of the Company and acts on such other matters relating to their compensation as it deems appropriate. The Committee consists of at least two non-employee directors and meets at least once per year. The members of the Committee during 1997 were Dr. Daniels and Messrs. Endres and Matthiesen. The Committee also administers, with respect to all eligible recipients, the Company's stock option plan and determines the participants in such plan and the amount, timing and other terms and conditions of awards under such plan.

     Compensation Philosophy and Objectives. The Committee is committed to the general principle that overall executive compensation should be commensurate with the performance by the Company and the individual executive officers, and that long-term incentives awarded to such officers should be aligned with the interest of the Company's stockholders. The primary objectives of the Company's executive compensation program are to attract and retain executive officers who will contribute to the Company's long-term success, to reward the achievement of desired Company goals, and to provide compensation opportunities that are linked to the performance of the Company and that directly link the interests of executives with the interests of stockholders.

     The Company's executive compensation program provides a level of compensation opportunity that is competitive for companies in comparable industries and of comparable development, complexity and size and consists of three components: salary, bonus and long-term incentive compensation in the form of stock options. In determining compensation levels, the Committee considers a number of factors, including Company performance, both separately and in relation to other companies within the semiconductor equipment industry, the individual performance of each executive officer, comparative compensation surveys concerning compensation levels and stock grants at other companies, historical compensation levels and stock awards at the Company, and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executives. Compensation levels may be greater or less than competitive levels in other companies within the semiconductor equipment industry based upon factors such as annual and long-term Company performance and individual performance.

     Salary. Base salaries of all executive officers, including the Chief Executive Officer, are determined by the potential impact of the individual on the Company and its performance, the skills and experience required by the position, the individual performance and potential of the executive and the Company's overall performance. Mr. Holt, as the Company's Chairman and Chief Executive Officer, proposes to the Committee the salaries of all executive officers based upon a formula related to Company's revenue and operating profit. The Committee considers these recommendations in connection with the other aforementioned factors in making its final determination of each executive's base salary. Base salaries for executives are evaluated and adjusted annually.

     Bonus. The Company also may, from time to time, pay bonuses to executive officers as part of its executive compensation program.

     Long-Term Incentive Compensation. The Committee periodically considers whether to grant awards under the stock plan to specific executives based on factors including: the executive officer's position in the Company; his or her performance and responsibilities; the extent to which he or she already holds an equity stake in the Company; equity participation levels of comparable executives and key employees at other similar companies; and the executive officer's individual contribution to the Company's overall performance. The plan does not provide any formula for weighing these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as the future anticipated performance and responsibilities of the executive officer in question.

     In summary, it is the opinion of the Committee that the executive compensation program provides the necessary total remuneration package to align properly the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                                        Compensation Committee:
                                        Stuart F. Daniels, Ph.D.
                                        Richard O. Endres
                                        Robert E. Matthiessen


Employment Agreements

     There were no employment agreements in effect for executive officers during the year ended December 31, 1997.


Compensation Committee Interlocks and Insider Participation

     During the year ended December 31, 1997, the Compensation Committee consisted of Dr. Daniels and Messrs. Endres and Matthiessen. Mr. Matthiessen serves as an executive officer of the Company.

                             CERTAIN TRANSACTIONS

There were no reportable related party financial transactions during the year ended December 31, 1997.


         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP has been the independent public accountants for the Company since its incorporation in 1981. KPMG Peat Marwick LLP has been selected by the Company's Board of Directors as the Company's independent certified public accountants for the current year. This appointment will be submitted to the stockholders for ratification at the Meeting. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting. He will be given an opportunity to make a statement if he desires and will be available to respond to questions by stockholders. If the stockholders do not ratify the selection of this firm, the selection of another firm of independent certified public accountants will be considered by the Board of Directors.

     The Board of Directors may, in its discretion, direct appointment of a new accounting firm at any time during the year if the Board believes that such a change would be in the best interest of the Company and its stockholders. No such change is anticipated.


Recommendation

     The Board of Directors recommends a vote FOR the proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's independent certified public accountants.


                    EXPECTED VOTE OF DIRECTORS AND OFFICERS

     The Company expects that the directors and officers of the Company, who are the beneficial owners of approximately 45.7% of the outstanding Common Stock of the Company, will vote, or direct that their shares be voted, in favor of the election of the directors nominated herein, and the ratification of the appointment of the Company's independent public accountants.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of the ownership and changes in the ownership of such securities with the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market. Officers, directors and beneficial owners of more than ten percent of the Company's stock are required by SEC regulation to furnish the Company with copies of all such forms which they file.

     Based solely on the Company's review of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and persons who own more than ten percent of the Common Stock were complied with during the year ended December 31, 1997.



                             STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. Should a stockholder intend to present a proposal at the annual meeting to be held in 1999, it must be received by the Secretary of the Company (at 2 Pin Oak Lane, Cherry Hill, New Jersey 08003) not later than December 22, 1998, and meet certain other requirements of the rules of the SEC relating to stockholders' proposals, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy card relating to that meeting.


                                 ANNUAL REPORT


     The Company's Annual Report to Stockholders for the year ended December 31, 1997, accompanies this Proxy Statement. The Annual Report to Stockholders does not constitute a part of the proxy solicitation materials.

                            ADDITIONAL INFORMATION

     THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE COMPANY'S FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1997. REQUESTS SHOULD BE DIRECTED TO MR. HUGH T. REGAN, JR., TREASURER AND CHIEF FINANCIAL OFFICER, inTEST CORPORATION, 2 PIN OAK LANE, CHERRY HILL, NEW JERSEY 08003.


                                 MISCELLANEOUS

     This solicitation is made on behalf of the Board of Directors of the Company, and its cost (including preparing and mailing of the notice, this Proxy Statement and the form of proxy card) will be paid by the Company. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. To the extent necessary in order to assure sufficient representation at the Meeting, officers and regular employees of the Company may solicit the return of proxies by mail, telephone, telegram and personal interview. No compensation in addition to regular salary and benefits will be paid to any such officer or regular employee for such solicitation. The Company may engage Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies from stockholders. The Company has not entered into an agreement with CIC for such solicitation services.

     Where information contained in this Proxy Statement rests peculiarly within the knowledge of a person other than the Company, the Company has relied upon information furnished by such person.


                                        By Order of the Board of Directors,


                                        /s/ Hugh T. Regan, Sr.
                                        ------------------------
                                        Hugh T. Regan, Sr.
                                        Secretary

                                    APPENDIX


                                      PROXY
                               inTEST CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 21, 1998

                      THIS PROXY IS SOLICITED ON BEHALF OF
                        THE COMPANY'S BOARD OF DIRECTORS

         The undersigned hereby appoints Alyn R. Holt and Robert E. Matthiessen, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of inTEST Corporation held of record by the undersigned on April 3, 1998, at the Annual Meeting of Stockholders to be held on May 21, 1998, and any adjournment thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FIVE NOMINEES TO SERVE AS DIRECTORS AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.


               CONTINUED AND TO BE SIGNED ON REVERSE SIDE OF CARD

1.   Election of Directors. (Term to expire at 1999 Annual Meeting).

     Nominees:    Alyn R. Holt, Robert E. Matthiessen, Daniel J. Graham,
                  Richard O. Endres, Stuart F. Daniesl, Ph.D.

     FOR                                WITHHELD
     ALL                                FROM ALL
     NOMINEES                           NOMINEES
________________________
INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

2. PROPOSAL TO RATIFY APPOINTMENT OF KPMG PEAT MARWICK LLP as the independent public accountants of the Company for the year ending December 31, 1998.

     FOR                      AGAINST                       ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such business as may properly come before the meeting and any adjournment thereof and matters incident to the conduct of the meeting.

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.

_______________________________             Date:______________________________
Signature

Dear Stockholder:

Your vote counts, and we strongly encourage you to exercise your right to vote your shares. To do so, please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it in the enclosed envelope. No postage is necessary if mailed in the United States.

Thank you in advance for your prompt completion of these procedures.

Sincerely,

inTEST Corporation